UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 11, 2007

GREENHILL & CO., INC.
(Exact name of registrant as specified in its charter)
Commission file number 001-32147
Delaware	51-0500737
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
300 Park Avenue, 23rd floor New York, New York 10022	10022
(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (212) 389-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On May 11, 2007, Greenhill & Co., Inc. (the ‘‘Company’’) issued the press release attached hereto as Exhibit 99.1 (which press release is incorporated herein by reference) announcing completion of the initial closing of its first European private equity fund, Greenhill Capital Partners Europe, L.P. and related funds (‘‘GCP Europe’’). Total committed capital for GCP Europe as of this initial closing is £106 million.

The Company’s wholly-owned subsidiary Greenhill & Co. Europe Ltd. has committed £25 million of the capital raised for GCP Europe. In addition, the Company’s managing directors (including all of its executive officers), senior advisors and other professionals have personally committed a further £39.5 million of capital to GCP Europe.

In connection with the initial closing of GCP Europe, certain subsidiaries of the Company and those employees who made capital commitments to GCP Europe (including all of the executive officers) entered into a series of agreements with GCP Europe (the ‘‘Partnership Agreements’’). The principal terms of such Partnership Agreements are as follows. GCP Europe is advised by a general partner which makes investment decisions and is entitled to receive from GCP Europe an override of 20% of the profits earned by GCP Europe over a specified threshold on £41.7 million (the amount committed by outside investors) of the capital committed to GCP Europe and an override of 14% of the profits earned by GCP Europe over a specified threshold on £38.4 million (the amount committed by the Company’s managing directors and senior advisors) of the capital committed to GCP Europe.

The general partner is controlled by the Company. The Company recognizes as revenue 100% of the profit override earned by the general partner of GCP Europe on investments made by GCP Europe. Approximately one-half of such profit override may be allocated, at the Company’s discretion, as compensation to managing directors and other employees of the Company involved in the management of GCP Europe. All limited partners in GCP Europe (including those who are managing directors or other employees of the Company) have agreed to pay during the commitment period an annual management fee to the general partner of GCP Europe equal to 2.0% of the capital committed by such limited partners. The commitment period will terminate on May 10, 2012 unless terminated earlier by the general partner in accordance with the terms of the Partnership Agreements. Upon termination of the commitment period, the annual management fee will be 2% of the invested capital. No management fee or profit override is payable in respect of the capital committed by the Company.

The Partnership Agreements also provide for the payment by the limited partners of certain expenses incurred by the general partner and for the indemnification of the general partner, its affiliates and their employees under certain circumstances.

Section 9. Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(c)    Exhibits. The following exhibit is being furnished as part of this Report.

Exhibit Number	Description
99.1	Press Release of Greenhill & Co., Inc. dated May 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Greenhill & Co., Inc.

Date: May 11, 2007	By: /s/ John D. Liu

Name: John D. Liu Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Greenhill & Co., Inc. dated May 11, 2007.